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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Gartner Group, Inc. of our report dated November 1, 1995, except as to the Dataquest acquisition discussed in Note 3, which is as of January 25, 1996 and the stock split discussed in Note 10, which is as of March 29, 1996, relating to the financial statements of Gartner Group, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Stamford, Connecticut

June 10, 1996